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Exhibit 21.1

SUBSIDIARIES OF STATION CASINOS LLC

GVR Holdco 2 LLC
        GVR Holdco 1 LLC
                Station GVR Acquisition, LLC
NP Boulder LLC
NP Development LLC
NP IP Holdings LLC
NP Landco Holdco LLC
NP Opco Holdings LLC
        NP Opco LLC
                NP Auburn Development LLC
                NP Centerline Holdings LLC
                NP Durango LLC
                NP FH Excess LLC
                NP Fiesta LLC
                NP Fresno Land Acquisitions LLC
                NP Gold Rush LLC
                NP Green Valley LLC
                NP Hanger Leaseco LLC
                NP Horizon Park LLC
                NP Inspirada LLC
                NP Lake Mead LLC
                NP LML LLC
                NP Magic Star LLC
                NP Mt. Rose LLC
                NP Northern NV Acquisitions LLC
                NP Past Enterprises LLC
                NP Rancho LLC
                NP Reno Convention Center LLC
                NP River Central LLC
                NP ROTMA LLC
                NP Santa Fe LLC
                NP Sonoma Land Holdings LLC
                NP Steamboat LLC
                NP Sunset Lindell LLC
                NP Texas LLC
                NP Town Center LLC
NP Palace LLC
NP Red Rock LLC
NP Sunset LLC

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  Exhibit 21.1
SUBSIDIARIES OF STATION CASINOS LLC